Exhibit 5.1

March 13, 2018

Horace Mann Educators Corporation

1 Horace Mann Plaza

Springfield, Illinois 62715-0001

Re:	Horace Mann Educators Corporation

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Horace Mann Educators Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) on March 13, 2018 for the registration of 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and the related prospectus included therein, in respect of the issuance by the Company of up to 5,000,000 Shares to be issued in connection with the future acquisitions of other businesses, assets, or securities.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions.

In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

We have also assumed, without independent investigation, that (i) at the time any Shares are issued pursuant to the Registration Statement, the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws; (ii) all Shares will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement; and (iii) upon issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its certificate of incorporation and other relevant documents.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued against payment therefore, will be legally issued, fully paid and non-assessable.

Horace Mann Educators Corporation

March 13, 2018

We render no opinion herein as to matters involving the laws of any jurisdiction other than to the extent relevant for our opinions herein, the Delaware General Corporation Law. This opinion is limited to the effect of the current state of the Delaware General Corporation Law and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP